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                                                                    EXHIBIT 23.2

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 28, 2000 relating to the financial statements and financial statement schedule, which appears in Tech Data Corporation's Annual Report on Form 10-K for the year ended January 31, 2002. We also consent to the references to us under the headings "Experts" in such Registration Statement.



/s/ PricewaterhouseCoopers LLP
------------------------------
PricewaterhouseCoopers LLP



Tampa, Florida
June 6, 2002